Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-208335 on Form S-3 of our report dated March 11, 2016 relating to the consolidated financial statements and financial statement schedule of Trecora Resources and Subsidiaries and our report dated March 11, 2016 relating to the effectiveness of internal control over financial reporting of Trecora Resources and Subsidiaries, both reports appearing in and incorporating by reference from  the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ BKM Sowan Horan, LLP
Addison, Texas
November 10, 2016

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 6, 2016, with respect to the financial statements of Al Masane Al Kobra Mining Company included in the Form 10-K of Trecora Resources filed on March 11, 2016, which is incorporated by reference in this Amendment No. 2 to Registration Statement No. 333-208335 on Form S-3. We consent to the incorporation by reference of said report in the Registration Statement of Trecora Resources, and to the use of our name under the caption of “Experts”.

/s/ Mamdouh Al Majed Certified Public Accountants
Riyadh, Saudi Arabia
November 10, 2016